EXHIBIT 10.9

                               SECURED PROMISSORY NOTE

$250,000.00                                              Lake Forest, California
                                                               December 30, 1997

      FOR VALUE RECEIVED, Telenetics Corporation, a California corporation ("Borrower"), hereby promises to pay to the order of Shala Shashari, d.b.a.
SMC Group ("Lender"), the principal sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) with interest thereon at the rate of ten percent (7%) per annum.

1.     PAYMENTS.

       a) This Note may be prepaid, in part or in full, at any time and from time to time without premium or penalty. Borrower waives demand presentment, notice of nonpayment or dishonor, diligence in collecting, grace, notice and protest, and consent to all extensions without notice for any period or periods of time and partial payment, before or after maturity, without prejudice to the holder.

       b) Accrual of interest commences on April 1998. No interest is accrued or due between the date of this note and April 1, 1998.

       c)     Interest is due and payable every quarter.

       d) Principal and any unpaid accrued interest shall be paid in full by December 31, 1999.

2. SECURITY. This Note is secured by a Security Agreement between Lender and Borrower dated February 7, 1992 and any amendments thereafter.

3. EVENTS OF DEFAULT AND REMEDIES. Upon the happening of an event of default with respect to this Note, the whole sum of principal and interest still outstanding pursuant to the terms of this Note shall become due and payable immediately, at the option of the Lender, unless said default is cured within thirty (30) business days. The following shall constitute events of default hereunder: (1) the failure of the Borrower to pay principal when due and payable; (2) a decree or order by a court having jurisdiction in the premises being entered adjudging the Borrower a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for the Borrower under the Federal bankruptcy laws, or any other similar applicable Federal or state law, and such decree or order shall have continued undischarged or unstayed for a period of sixty (60) days; or (3) a degree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, trustee or assignee in bankruptcy or insolvency of the Borrower, or a substantial part of its property or for the winding-up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force discharged or unstayed for a period of sixty (60) days; or (4) any substantial part of the property of the Borrower, on a consolidated basis, shall be sequestered or attached and shall not be returned to the possession of the Borrower or released from such attachment within sixty (60) days thereafter; or (5) the Borrower shall institute proceedings to be adjudicated a voluntary bankrupt or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization readjustment, arrangement, composition or similar applicable Federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver, liquidator, trustee or assignee in bankruptcy or insolvency of it or a substantial part of its property, or shall make an assignment for the benefit of creditors.


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4. MISCELLANEOUS. This Note shall be binding upon and inure to the benefit of the heirs, executors, administrators, and successors of the parties hereto. It is the intention of the parties that the provisions of this Note shall be governed by and construed in accordance with the laws of the State of California.

                                                "BORROWER"

                                                TELENETICS CORPORATION
                                                a California corporation

                                                By:  /s/ Michael Armani
                                                 ------------------------------
                                                Michael A. Armani, President